United States
Securities and Exchange Commission
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A INFORMATION

_____________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TFF PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

December      , 2024

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (which we refer to as the “Special Meeting”) of TFF Pharmaceuticals, Inc., a Delaware corporation (which we refer to as “TFF,” “we,” “us,” “our,” or the “Company”), to be held on Tuesday, January 28, 2025 at 11:00 a.m. ET at Verdolino & Lowey, P.C., 124 Washington Street, Suite 101, Foxborough, MA 02035.

The purpose of the Special Meeting is to approve the liquidation and dissolution of the Company pursuant to Section 275 of the Delaware General Corporation Law, or the Dissolution, and the Plan of Liquidation and Dissolution, or the Plan of Dissolution, which if approved, will authorize the Company’s Board of Directors, or the Board, to liquidate and dissolve the Company in accordance with the Plan of Dissolution. The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

The Board carefully reviewed and considered the Dissolution and liquidation and winding up of the Company pursuant to the Plan of Dissolution in light of the financial position of the Company, including its available cash, resources and operations following and in light of the Company’s review and pursuit of strategic alternatives available to the Company (including financings, sale of the Company, collaborations or other transactions), and taking into account the continued incurrence of cost by the Company notwithstanding previously announced cost-saving measures, and the Company’s lack of revenue sources. The Company’s efforts to obtain financing or explore strategic alternatives have not succeeded to date, and the Board thus currently believes that any alternatives to the Dissolution available are likely limited. The Board deemed the Dissolution, and liquidation and winding-up of the Company pursuant to the Plan of Dissolution advisable and in the best interests of the Company and our stockholders, authorized, adopted and approved the Dissolution and the Plan of Dissolution and directed that the Dissolution and Plan of Dissolution be submitted to the Company’s stockholders for adoption and approval. The Board of Directors unanimously recommends that you vote “FOR” the Dissolution Proposal and “FOR” each of other proposals described in the accompanying proxy statement.

More information about the Dissolution, the Plan of Dissolution and the Special Meeting is contained in the accompanying proxy statement, or the Proxy Statement. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 9 of the Proxy Statement for a discussion of risks you should consider in evaluating the Dissolution.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by submitting a proxy to vote your shares over the Internet or by fax as provided in the instructions set forth on the enclosed proxy card, or by completing, signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.
Sincerely,

Craig Jalbert,
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held January 28, 2025

You are invited to attend the special meeting of stockholders (the “Special Meeting”) of TFF Pharmaceuticals, Inc. (the “Company” or “TFF”) to be held on January 28, 2025 at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C. at 124 Washington Street, Suite 101, Foxborough, MA, 02035 for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.      To consider and vote upon a proposal to approve the liquidation and dissolution of TFF in accordance with Section 275 of the Delaware General Corporation Law (the “Dissolution”) and pursuant to the Plan of Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Board of Directors of TFF (the “Board of Directors”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

2.      To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on December 13, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Company’s Special Meeting and at any adjournments or postponements thereof. Such stockholders are cordially invited to attend the Company’s Special Meeting.

TFF’s Board of Directors unanimously recommends, on behalf of TFF, that you vote “FOR” the approval of the Dissolution Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Special Meeting to Be Held on January 28, 2025 at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C at 124 Washington Street, Suite 101, Foxborough, MA, 02035.

The Proxy Statement is available at https://annualgeneralmeetings.com/tffpsp2025.

BY ORDER OF THE BOARD OF DIRECTORS

Craig Jalbert
President and Chief Executive Officer

Foxborough, Massachusetts

December      , 2024

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE TFF PHARMACEUTICALS, INC. SPECIAL MEETING OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT OR YOUR PROXY CARD. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals without your instructions.

If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by fax, or (3) vote at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Dissolution Proposal.

You should carefully read and consider the entire accompanying Proxy Statement and its annex, including, but not limited to, the Plan of Dissolution (as defined below), along with all of the documents incorporated by reference into this Proxy Statement, as they contain important information about, among other things, the Dissolution (as defined below) and how it affects you.

i

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Special Meeting and Dissolution. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this Proxy Statement and the annex to this Proxy Statement, including, but not limited to, the Plan of Dissolution (as defined below), along with all of the documents we refer to in this Proxy Statement, as they contain important information about, among other things, the Dissolution (as defined below) and how it affects you. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:     Why am I receiving this Proxy Statement and proxy card or voting instruction form?

TFF intends to complete the Dissolution and in order to do so, the Dissolution Proposal must be approved by a majority of the voting power of all outstanding shares of TFF’s capital stock entitled to vote thereon at the Special Meeting of the stockholders.

You are receiving this Proxy Statement and proxy card or voting instruction form in connection with the solicitation of proxies by TFF’s Board for use at the Special Meeting because you have been identified as a holder of TFF common stock as of the close of business on December 13, 2024, the record date (the “Record Date”) for the Special Meeting. This Proxy Statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of TFF’s common stock with respect to such matters.

TFF’s Board of Directors unanimously recommends, on behalf of TFF, that you vote “FOR” the approval of the Dissolution Proposal.

Q:     When and where is the Special Meeting?

The Special Meeting will be held on January 28, 2025, at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C. at 124 Washington St, Foxborough, MA, 02035.

Q:     What am I being asked to vote on at the Special Meeting?

You are being asked to consider and vote on a proposal to approve the Dissolution pursuant to the Plan of Dissolution which, if approved, will authorize TFF to liquidate and dissolve in accordance with the Plan of Dissolution.

Q:     Who is entitled to vote at the Special Meeting?

There were            shares of our common stock, par value $0.001 per share, outstanding on the Record Date, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.

If you are a beneficial owner, you will need to contact your broker, bank or other nominee to obtain a legal proxy to vote at the Special Meeting.

Q:     May I attend and vote at the Special Meeting?

Only stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the Special Meeting. To attend and participate in the Special Meeting, you will need the control number included on your proxy card.

Q:     What do I need to do to attend the Special Meeting?

If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting.

If you were a beneficial owner at the close of business on the Record Date (meaning your shares are held in “street name” through a bank, broker or other nominee), you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares.

Q:     Who can I contact if I want assistance voting my shares?

If you have any additional questions about the Special Meeting, the Dissolution Proposal, how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact TFF@vlpc.com.

Q:     What will happen if the Dissolution Proposal is approved?

If the Dissolution Proposal is approved, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), complete the liquidation of our remaining assets, if any, satisfy our remaining obligations, including any related transaction expenses, and make distributions to stockholders of available liquidation proceeds, if any.

After our known liabilities have been paid to the full extent possible, and our remaining assets, if any, have been distributed to the holders of our capital stock, such holders shall surrender any and all certificates representing the stock of TFF and shall have no further rights against TFF, whether arising out of each such holder’s status as a holder of capital stock or as a creditor of TFF. Following the filing of a Certificate of Dissolution, TFF’s share transfer books shall be closed and capital stock and stock certificates evidencing capital stock will be treated as no longer being outstanding.

Q:     What are the Company’s primary remaining assets?

The Company’s primary remaining assets are certain Company-owned patent rights and other intellectual property, lab equipment and data generated in the clinical trials of TFF Tacrolimus Inhalation Powder, or TFF TAC, and TFF Voriconazole Inhalation Powder, or TFF VORI. We concluded our Phase 2 clinical trials of TFF VORI in the first half of 2024. We provided interim updates to the TFF TAC Phase 2 trial in May and August 2024, ended enrollment in the TFF TAC Phase 2 study in October 2024 and suspended the TFF TAC Phase 2 trial in November 2024. As a result of our Board of Director’s approval of the Dissolution, that certain Amended and Restated Patent License Agreement (“License Agreement”) dated April 20, 2022 between the Company and The University of Texas at Austin, on behalf of the Board of Regents of the University of Texas System automatically terminated under the terms of the License Agreement. Pursuant to the License Agreement, we held an exclusive worldwide, royalty bearing license to the patent rights for our thin film freezing platform, which was the foundational intellectual property upon which our business model was based. Whether our stockholders approve the Dissolution, we have, for all practical purposes, lost the intellectual property rights necessary to continue our historical operations. Further, our remaining assets, including our Company-owned patent and intellectual property rights and clinical data, have limited value to anyone other than the successor, if any, to the patent rights formerly represented by the License Agreement. Consequently, there can be no assurance that the Company will be able to successfully monetize or otherwise obtain value from its remaining assets.

Q:     If the Dissolution is approved, does the Company anticipate any amounts becoming available to the Company’s stockholders in the Dissolution?

We cannot predict with certainty the amount of distributions, if any, to our stockholders. While there is some possibility that we may realize greater than expected value in the future from our remaining assets, including our Company-owned intellectual property rights and clinical data, based on the information currently available to us, and if our stockholders approve the Dissolution, we expect as of the date of this Proxy Statement that there will not be any amounts available for distribution to our stockholders in the Dissolution. Our expectation is based on the termination of the License Agreement with The University of Texas at Austin, as described above, the fact that our current cash assets plus the cash we reasonably expect to realize from the disposition of our non-cash remaining assets is significantly less than our current liabilities plus the expected costs of carrying out the Plan of Dissolution.

Q:     What will happen if the Dissolution Proposal is not approved?

If the Dissolution Proposal is not approved, TFF will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that the Company’s primary remaining assets are limited to certain equipment, Company-owned intellectual property and rights to data generated in clinical trials of TFF TAC and TFF VORI, the Company does not anticipate that any amounts available to the Company’s stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

Q:     What will stockholders receive in the liquidation?

Pursuant to the Plan of Dissolution, we intend to liquidate all remaining non-cash assets and, after satisfying or making reasonable provision for the satisfaction of claims, obligations and liabilities as required by applicable law (including transaction expenses), distribute any remaining properties and assets and any remaining funds to holders of our common stock as of the date that the Certificate of Dissolution filed with the Delaware Secretary of State becomes effective (the “Effective Date”).

We cannot predict with certainty the amount of distributions, if any, to our stockholders. While there is some possibility that we may realize greater than expected value in the future from our remaining assets, including our Company-owned intellectual property rights and clinical data, based on the information currently available to us, and if our stockholders approve the Dissolution, we expect as of the date of this Proxy Statement that there will not be any amounts available for distribution to our stockholders in the Dissolution. Our expectation is based on the termination of the License Agreement with The University of Texas at Austin, as described above, the fact that our current cash assets plus the cash we reasonably expect to realize from the disposition of our non-cash remaining assets is significantly less than our current liabilities plus the expected costs of carrying out the Plan of Dissolution. Uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, the value (if any) of our rights to our remaining assets, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution.

Q:     When will stockholders receive payment of any available liquidation proceeds?

As noted above, we expect as of the date of this Proxy Statement that there will not be any amounts available for distribution to our stockholders in the Dissolution. To the extent there is cash available for distribution to stockholders, we expect to make a distribution as soon as reasonably practicable following the Dissolution. We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and wind-up process, the value (if any) of our rights to data generated in clinical trials of TFF TAC and TFF VORI, and the related timing to complete such transactions. Subject to contingencies inherent in winding up our business, we intend to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of stockholders. In any liquidation of the Company, the claims of secured and unsecured creditors of the Company take priority over the stockholders.

Q:     Can I still sell my shares?

Yes, for a limited period of time, but following the Dissolution, we will close our stock transfer books (such time, the “Final Record Date”). Following the Final Record Date, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates.

Q:     What is the reporting, trading, and listing status of the Company?

As previously disclosed, on December 4, 2024, the Company received a determination letter (the “Delisting Notification”) from The Nasdaq Capital Market (“Nasdaq”) stating that the Nasdaq staff determined that the Company’s securities will be delisted from The Nasdaq Stock Market. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on December 13, 2024, and a Form 25-NSE will be filed by the Nasdaq with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq. The Delisting Notification stated that the Nasdaq staff’s determination was based on (i) the Plan of Dissolution and associated public interest concerns raised by it; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, we will close our transfer books at or following the effective time of the Certificate of Dissolution (the “Effective Time”). After such time, we will not record any further transfers of our common stock, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice, and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Effective Time, we will not issue any shares of our common stock upon exercise of outstanding options or warrants. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time, and it is anticipated that no further transfers of record ownership of our common stock will occur after the Effective Time except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice.

Additionally, whether or not the Dissolution is approved, we intend to terminate our reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), early in the first quarter of 2025.

Q:     Will I owe any U.S. federal income taxes as a result of the Dissolution?

Distributions made in respect of common stock pursuant to the Plan of Dissolution, if any, are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock and could result in a U.S. federal income tax liability to the stockholder. For a more detailed discussion, see the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Dissolution” of this Proxy Statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state and local and non-U.S. tax laws.

Q:     Do I have appraisal rights?

No. Under the Delaware General Corporation Law (“DGCL”), stockholders are not entitled to assert appraisal rights with respect to the Dissolution.

Q:     What vote is required to approve the Dissolution Proposal?

The affirmative vote of the holders of a majority of the voting power of all outstanding shares of TFF’s capital stock entitled to vote thereon is required to approve the Dissolution Proposal.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by fax (using the instructions provided in the enclosed proxy card); or (iii) vote at the Special Meeting will have the same effect as a vote “AGAINST” the Dissolution Proposal. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Dissolution Proposal. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the Dissolution Proposal.

Q:     How many shares are needed to constitute a quorum?

The Company’s First Amended and Restated Bylaws (the “Bylaws”) provide that a majority of all of our outstanding shares of stock entitled to vote — whether present in person or represented by proxy — constitutes a quorum for the transaction of business at the Special Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

You may either vote “FOR” or “AGAINST” or you may abstain from voting for the Dissolution Proposal.

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes.

Q:     What happens if a quorum is not present or there are not sufficient votes to approve the Dissolution?

If, for any reason, a quorum is not present, the meeting may be adjourned until a quorum is obtained. In the event that we do not receive valid proxies (i) from the requisite number of stockholders to establish a quorum at the Special Meeting and (ii) authorizing the proxyholders to, in the aggregate, vote a majority of the voting power of the outstanding shares of our capital stock entitled to vote thereon in favor of the Dissolution Proposal, TFF intends to adjourn the Special Meeting and the Board of Directors intends to sell and issue shares of common stock of TFF, which will entitle the holders thereof to a number of votes that will enable both a quorum to exist at the adjourned Special Meeting and, if the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “for” the Dissolution Proposal is greater than the aggregate number of such shares that voted

“against” or “abstain” on the Dissolution Proposal, the approval at the adjourned Special Meeting of the Dissolution Proposal by the requisite stockholders (the “Special Shares”). The Special Shares shall be issued pursuant to an agreement between the Company and the holder of the Special Shares pursuant to which the holders will agree to vote the Special Shares at the adjourned Special Meeting on the aforementioned terms and, following stockholder approval of the Dissolution Proposal, return the Special Shares to the Company for cancellation. The holders of the Special Shares will agree to forgo any economic benefit from the Special Shares and will not assign or transfer the Special Shares except back to the Company for cancellation.

Following the issuance of the Special Shares, if applicable, information regarding the date and time and other logistical matters regarding the adjourned Special Meeting will be provided or made available to stockholders, the adjourned Special Meeting will be held, and the Dissolution Proposal will be submitted to the stockholders for approval at the adjourned Special Meeting.

Q:     How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that TFF stockholders vote “FOR” the approval of the Dissolution Proposal.

For a discussion of the factors that the Board of Directors considered in determining to recommend that you vote to approve the Dissolution Proposal, please see the sections captioned “The Dissolution Proposal — Background and Reasons for the Dissolution.” In addition, when considering the recommendation of the Board of Directors, you should be aware that some of TFF’s directors and executive officers may have interests in the Dissolution that are different from, or in addition to, the interests of stockholders more generally.

Q:     What happens if I do not vote or if I abstain from voting on the Dissolution Proposal?

If you abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the Dissolution Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting.

Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the Dissolution Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the Dissolution Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares at the Special Meeting.

Q:     What do I need to do now?

You should carefully read and consider this entire Proxy Statement and the annex to this Proxy Statement, including, but not limited to, the Plan of Dissolution, along with all of the documents that we refer to in this Proxy Statement, as they contain important information about, among other things, the Dissolution and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope, or grant your proxy electronically over the Internet or by fax (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Pacific Stock Transfer Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this Proxy Statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record under the Exchange Act. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Because of the non-routine nature of the Dissolution

Proposal, your broker, bank or other nominee is not authorized to vote your shares on the Dissolution Proposal without instructions from you. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you have obtained a legal proxy from your broker, bank or other nominee authorizing you to vote your shares.

Q:     If my broker holds my shares in “street name,” will my broker vote my shares for me?

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” approval of the Dissolution Proposal.

Q:     How may I vote?

If you are a stockholder with shares registered in your name, you may vote for the matters before our stockholders as described in this Proxy Statement by one of the following methods:

•        Vote via the Internet.    Go to the web address https://annualgeneralmeetings.com/tffpsp2025 and follow the instructions for Internet voting. You will be asked to provide the company number and control number from your proxy card. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•        Vote by Fax.    Complete, sign, and date the proxy card and fax it to: (702) 433-1979.

•        Vote by Proxy Card.    If you do not wish to vote via the Internet or by fax, you may vote using your proxy card. Please complete, sign, date and mail the proxy card in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. If you vote via the Internet or by fax, please do not mail a proxy card.

•        Vote In Person.    Come to the Special Meeting and we will give you a ballot when you arrive.

The Internet and fax voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in this Proxy Statement and confirm that your voting instructions have been properly recorded.

If your shares are held in “street name”, you should have received a notice containing voting instructions from your broker rather than from us. Simply follow the voting instructions provided by your broker to ensure that your vote is counted.

Q:     May I change my vote after I have mailed my signed and dated proxy card?

If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•        signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•        submitting a new proxy electronically over the Internet or by fax after the date of the earlier submitted proxy;

•        delivering a written notice of revocation to the Corporate Secretary of the Company at 124 Washington St., Foxborough, MA, 02035; or

•        attending the Special Meeting and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically vote at the Special Meeting in order for your previous proxy to be revoked.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:     What is a proxy?

A proxy is your legal designation of another person to vote your shares of common stock. The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q:     If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or fax process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Dissolution Proposal.

Q:     What should I do if I receive more than one set of voting materials?

Please sign, date and return (or grant your proxy electronically over the Internet or by fax using the instructions provided in each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:     Where can I find the voting results of the Special Meeting?

If available, TFF may announce preliminary voting results at the conclusion of the Special Meeting. TFF intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting or via press release. All reports that TFF files with the SEC are publicly available when filed. For more information, please see the section of this Proxy Statement captioned “Where You Can Find More Information.”

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY 28, 2025

This Proxy Statement is available at https://annualgeneralmeetings.com/tffpsp2025.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the TFF’s expectations, intentions or strategies regarding the future, or the completion or effects of the Dissolution. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. TFF’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of TFF to timely execute the Dissolution, the execution costs to TFF of the Dissolution, the value (if any) of TFF’s remaining assets, the extent of other liabilities that TFF will be required to satisfy or reserve for in connection with the Dissolution, the impact of these costs and other liabilities on the cash, property and other assets available for distribution to TFF’s stockholders in the Dissolution, the amount of cash, if any, that will be distributed to holders of common stock in connection with the Dissolution, TFF’s potential issuance of the Special Shares and its effects, and outcomes to stockholders if the Dissolution Proposal is not approved by the requisite stockholders at the Special Meeting. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in this Proxy Statement and under the caption “Risk Factors” and elsewhere in TFF’s most recent filings with the SEC, including TFF’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent reports on Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this Proxy Statement are made only as of the date hereof. TFF assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

RISK FACTORS

In deciding how and whether to vote, you should carefully consider the following risk factors and all of the information contained in or incorporated by reference into this Proxy Statement, including but not limited to, the matters addressed in the section of this Proxy Statement entitled “Forward-Looking Statements” and TFF’s most recent filings with the SEC (including under the caption “Risk Factors” in these filings), including TFF’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time. In addition, you should keep in mind that the risks described below and under the caption “Risk Factors” in TFF’s most recent filings with the SEC are not the only risks that are relevant to your voting decision. The risks described below and under the caption “Risk Factors” in TFF’s most recent filings with the SEC are the risks that we currently believe are the material risks of which our stockholders should be aware in connection with their consideration of the Dissolution Proposal. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

The announcement and implementation of the Reduction in Force of our employees and the Dissolution, whether or not such Dissolution is consummated, has adversely affected our business.    The announcement and implementation of the Reduction in Force of our employees in connection with the wind-down of our operations and the Dissolution, whether or not such Dissolution is consummated, has adversely affected the trading price of our common stock, our business and our relationships with third parties, including our partners and clinical research organizations. As a result of our Board of Director’s approval of the Dissolution, that certain Amended and Restated Patent License Agreement (“License Agreement”) dated April 20, 2022 between the Company and The University of Texas at Austin, on behalf of the Board of Regents of the University of Texas System automatically terminated under the terms of the License Agreement. Pursuant to the License Agreement, we held an exclusive worldwide, royalty bearing license to the patent rights for our thin film freezing platform, which was the foundational intellectual property upon which our business model was based. Whether our stockholders approve the Dissolution, we have, for all practical purposes, lost the intellectual property rights necessary to continue our historical operations. Further, our remaining assets, including our Company-owned intellectual property rights and clinical data, have limited value to anyone other than the successor, if any, to the patent rights formerly represented by the License Agreement.

We do not expect to be able to make distributions to our stockholders.    Under Delaware law, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. While there is some possibility that we may realize greater than expected value in the future from our remaining assets, including our Company-owned intellectual property rights and clinical data, based on the information currently available to us, and if our stockholders approve the Dissolution, we expect as of the date of this proxy statement that there will not be any amounts available for distribution to our stockholders in the Dissolution. Our expectation is based on the fact that our current cash assets plus the cash we reasonably expect to realize from the disposition of our non-cash assets is significantly less than our current liabilities plus the expected costs of carrying out the Plan of Dissolution.

If our stockholders do not approve the Plan of Dissolution, our Board of Directors will seek other alternatives to dissolving the Company. We do not anticipate that any amounts available to our stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.    If our stockholders do not approve the Plan of Dissolution, our Board of Directors will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that our primary remaining assets are limited to our Company-owned intellectual property and rights to data generated in clinical trials of TFF TAC and TFF VORI, along with data in various pre-clinical studies, we do not anticipate that any amounts available to our stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

We may be subject to securities or other litigation, which is expensive and could divert our attention.    We may be subject to securities class action or other litigation in connection with the Dissolution. Securities or other litigation against us could result in substantial costs and divert our management’s attention from completing the Dissolution, which could harm our business and increase our expenses.

We may no longer be required to file reports with the SEC during the pendency of or following the consummation of the Dissolution.    Whether or not the Dissolution is approved, we intend to terminate our reporting requirements under the Exchange Act early in the first quarter of 2025. If we are no longer required to file reports with the SEC, stockholders will have very little public information available about us and our operations which will further affect the trading and liquidity of our common stock.

If we fail to retain the services of appropriate personnel, the Plan of Dissolution may not succeed.    The success of the Plan of Dissolution depends in large part upon our ability to retain the services of qualified personnel who will be charged with winding up our business following the Dissolution, subject to the Board of Director’s continued oversight. The retention of qualified personnel may be particularly difficult under our current circumstances. There can be no assurance that we will be successful in retaining the services of such qualified personnel or that we will be able to retain the services of such qualified personnel for the amounts we are willing to pay for such services.

Our stock transfer books will be closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock.    On or following the Effective Date, we will close our stock transfer books and discontinue recording transfers of our common stock. Thereafter, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after such date, any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

Our stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.    Distributions made pursuant to the Plan of Dissolution, if any, are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock. Accordingly, the amount of any such distribution will reduce the stockholder’s adjusted tax basis in such shares, but not below zero. Any excess will be taxable as capital gain, while any tax basis remaining in such shares following the final distribution pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Dissolution” of this Proxy Statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.

THE DISSOLUTION PROPOSAL

General

At the Special Meeting, our stockholders will be asked to approve the Dissolution Proposal, which authorizes the Dissolution pursuant to the Plan of Dissolution. The Board of Directors has determined that the Dissolution is advisable and in the best interests of the Company and its stockholders, and approved the Dissolution and adopted the Plan of Dissolution on November 14, 2024, subject to stockholder approval.

This discussion of the Dissolution is qualified it its entirety by reference to the Plan of Dissolution, which is attached to this Proxy Statement as an annex and incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Dissolution that is important to you. You should carefully read and consider the entire Plan of Dissolution, which is the legal document that governs the Dissolution, because this document contains important information about the Dissolution and how it affects you.

If we consummate the Dissolution pursuant to the Plan of Dissolution, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, including potential sale to third parties, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three years, as required by the DGCL. The effective time of the Dissolution will be when the Certificate of Dissolution is filed with the office of the Delaware Secretary of State or such later date and time, as provided in the Certificate of Dissolution. With respect to the Dissolution, we will follow the dissolution and winding up procedures prescribed by the DGCL, as described in further detail under the heading “Dissolution Under Delaware Law” of this section of the Proxy Statement. In the event our stockholders approve the Dissolution Proposal, we currently plan to file the Certificate of Dissolution with the Delaware Secretary of State as soon as practical following the Special Meeting, however, such filing may be delayed (or abandoned) as determined by the Board of Directors in its sole discretion, as described in more detail below.

Following the filing of the Certificate of Dissolution, in accordance with the applicable provisions of the DGCL, the Board of Directors will continue to wind up the Company’s affairs. Authorization of the Dissolution by the holders of a majority of the voting power of our outstanding capital stock entitled to vote thereon shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions. We currently intend to follow the winding up procedures provided in Section 281(b) of the DGCL, which generally require the Company to pay or make provision to pay current and future claims, as described in further detail under the heading “Dissolution Under Delaware Law” of this section of the Proxy Statement. Following the payment or provision for payment of these claims, the remaining assets or cash of the Company would be used to make liquidating distributions, if any, to our stockholders in accordance with the terms of such securities. However, as noted above, we expect as of the date of this proxy statement that there will not be any amounts available for distribution to our stockholders in the Dissolution.

The Board of Directors retains the flexibility and discretion to follow the winding up procedures provided in Sections 280 and 281(a) of the DGCL (which are described below under the heading “Safe Harbor Procedures” of this section of this Proxy Statement), in lieu of those provided in Section 281(b).

If the Dissolution Proposal is not approved, TFF will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that our primary remaining assets are limited to our Company-owned intellectual property and rights to data generated in clinical trials of TFF TAC and TFF VORI, the Company does not anticipate that any amounts available to the Company’s stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

Effect of the Dissolution

The Board of Directors currently anticipates that, subject to the approval by our stockholders of the Dissolution Proposal, the Company will effect the Dissolution pursuant to the Plan of Dissolution following the Special Meeting.

If the Dissolution is implemented in accordance with the Plan of Dissolution, the common stock will no longer be publicly traded. If the Dissolution is implemented in accordance with the Plan of Dissolution, then, on or following the Effective Date, we will close our stock transfer books and discontinue recording transfers of our common stock, and, thereafter, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates. Additionally, whether or not the Dissolution is approved, we intend to terminate our reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), early in the first quarter of 2025.

Effect on TFF if the Dissolution is Not Completed

If the Dissolution Proposal is not approved, TFF will not implement the Dissolution pursuant to the Plan of Dissolution. TFF will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that our primary remaining assets are limited to our Company-owned intellectual property and rights to data generated in clinical trials of TFF TAC and TFF VORI, the Company does not anticipate that any amounts available to the Company’s stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

Background and Reasons for the Dissolution

In considering approving the Dissolution, the Board of Directors considered the terms of the Plan of Dissolution and the dissolution process under Delaware law. After due consideration, the Board of Directors determined that it was in the best interest of TFF and its stockholders to liquidate all TFF’s remaining non-cash assets and, after satisfying or making reasonable provision for the satisfaction of claims, obligations and liabilities as required by applicable law (including transaction expenses), distribute the remaining proceeds to TFF’s stockholders, if any, rather than to pursue any new business opportunity. However, as noted above, we expect as of the date of this proxy statement that there will not be any amounts available for distribution to our stockholders in the Dissolution.

The approval of the Dissolution Proposal will authorize the Board of Directors to wind up the affairs of TFF, to fulfill its outstanding contractual obligations, effect the sale of TFF’s remaining assets, and to terminate the existence of TFF.

The Board of Directors considered the following reasons in reaching its conclusion to approve the Dissolution and the Plan of Dissolution and to recommend that the stockholders of TFF vote to approve the Dissolution and the Plan of Dissolution:

•        Following its initial public offering in October 2019, the Company undertook a series of capital raises for purposes of financings its operations, including its ongoing clinical trials of TFF TAC and TFF VORI along with several pre-clinical studies. The Company was relatively successful in adequately financing its operations up through the second half of 2023, however the Company finished fiscal 2023 with only $5.5 million of cash and $5.2 million of working capital. In the first half of 2024, management of the Company undertook a diligent search for additional capital but was able to secure only an aggregate of $5.7 million in gross proceeds though two registered direct offerings and approximately $548,000 in sales of common stock through its at-the-market facility for the nine months ended September 30, 2024. As of September 30, 2024, the Company had $2.6 million of cash and a working capital deficit of approximately $432,000. Despite management’s diligent search for additional capital, including its retention of a FINRA member investment bank to identify and pursue capital raising opportunities, management was unable to secure additional capital in an amount sufficient to fund ongoing operations, including a scaled-down plan of operations that focused solely on TFF TAC.

•        In June 2024, the Company retained a second investment banking firm, Outcome Capital, LLC, to assist the Company in pursuing all strategic options, including out-licensing of the Company’s product candidates or technology, a partnership or joint development agreement for one of the Company’s product candidates or a sale of the company. Between July and October 2024, Outcome Capital conducted a comprehensive outreach to approximately 136 pharmaceutical companies and other industry participants concerning a strategic transaction with TFF, including an acquisition of TFF. Approximately 44 parties contacted by Outcome Capital expressed some indication of interest, but only a few engaged in a due diligence review of TFF and only one party submitted a non-binding term sheet for an acquisition of the Company for $13 million, less all liabilities of TFF at the time of closing, however after conducting further due diligence that party withdrew from the transaction in November 2024.

•        After conducting a review of TFF’s financial condition, results of operations and business prospects, including in light of TFF’s (i) diminished stock price, (ii) lack of revenue sources, (iii) inability to secure additional financing, (iv) inability despite extensive efforts by the Company’s management and Board of Directors to identify, enter into and consummate an alternative transaction (whether an acquisition, sale of assets, collaboration, licensing transaction or otherwise) that would enable TFF to continue its operations as an independent company or as part of another entity, (v) remaining cash runway, (vi) obligations to creditors, and (vii) anticipated costs of the Dissolution, that the Dissolution would preserve the most value for the creditors and stockholders of TFF; and

•        Under the DGCL, TFF may revoke the Dissolution during the three (3) years following the effectiveness of the Dissolution, or such longer period of continued existence as directed by the Delaware Court of Chancery, if: (i) the Board of Directors adopts a resolution recommending that the Dissolution be revoked, (ii) a majority in voting power of the capital stock entitled to vote on a dissolution of TFF, which were outstanding on the effective date of the Dissolution, vote for the resolution to revoke the Dissolution and (iii) TFF files a certificate of revocation of dissolution with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

The Board of Directors in making the determination also considered, in addition to the factors described above and other pertinent factors, the fact that the Company will continue to incur substantial accounting, legal and other expenses associated with operating as a public company, the Company’s operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. The Board of Directors, in making the determination described above, also considered the fact that the Company and its management engaged in extensive efforts but were unable to identify, enter into and consummate an alternative transaction (whether an acquisition, sale of assets, collaboration, licensing transaction or otherwise) that would enable TFF to continue its operations as an independent company or as part of another entity, and have a reasonable likelihood of providing value to our stockholders. As a result of its evaluation of this information and the different factors, the Board of Directors concluded that the Dissolution is the preferred strategy among the alternatives now available to the Company to preserve the most value for the Company’s creditors and stockholders.

The Board of Directors also considered certain risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

•        the risks and contingencies relating to the announcement and implementation of the reduction in force and Dissolution and the risks and costs to TFF if the Dissolution is not completed, including the effect of an announcement of the reduction in force and the Plan of Dissolution on the trading price of our common stock, our business and our relationships with our partners and clinical research organizations;

•        the risk that there might be unanticipated delays in implementing the Plan of Dissolution;

•        the risk that TFF’s stockholders may receive no amounts as distributions in connection with the Dissolution;

•        the fact that, if the Dissolution is approved by TFF’s stockholders, such stockholders would not be permitted to transfer shares of TFF’s common stock after the Effective Date;

•        the risks associated with the sale of TFF’s remaining non-cash assets, including the possibility that completing any such sales may take longer than currently anticipated and that TFF may not be able to realize the full value (or any value) for the sale of those assets in the context of a dissolution;

•        that, as described under “Questions and Answers — What happens if a quorum is not present or there are not sufficient votes to approve the Dissolution?”, the Special Shares may be authorized, sold and issued in order to enable the Dissolution to be approved by the requisite stockholders under the conditions described therein, and the risks appurtenant thereto; and

•        that, under the DGCL, appraisal rights are not provided to stockholders in connection with the Dissolution.

In addition to considering the factors described above, the Board of Directors also considered that some of TFF’s directors and executive officers have interests in the Dissolution that may be different from, or in addition to, the interests of TFF stockholders generally. The Board of Directors was aware of these interests and considered them at the time it approved the Dissolution and made its recommendations to TFF stockholders.

The foregoing information and factors considered by the Board of Directors are the material factors considered by the Board of Directors. In view of the wide variety of reasons considered in connection with its evaluation of the Dissolution and the complexity of these matters, the Board of Directors did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these reasons. In considering the reasons described above, individual members of the Board of Directors may have given different weight to different reasons. The Board of Directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, TFF’s management team and the legal advisors of TFF, and considered the reasons overall to be favorable to, and to support, its determination. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this Proxy Statement entitled “Forward-Looking Statements” and “Risk Factors.”

Dissolution Under Delaware Law

The DGCL provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its stockholders. Following such approvals, dissolutions are effected by filing a Certificate of Dissolution with the Delaware Secretary of State and the corporation is dissolved upon the filing date.

Section 278 of the DGCL provides that after a corporation is dissolved, its existence continues for a period of three years “or for such longer period as the Delaware Court of Chancery shall in its discretion direct” for the purpose of prosecuting and defending suits and to enable the corporation gradually to sell its properties and to wind up its affairs and discharge its liabilities (such period, the “Survival Period”). The process of winding up includes:

•        The collection and disposal of assets that will be applied toward the satisfaction or the making of reasonable provision for the satisfaction of liabilities and claims or that will not otherwise be distributed in kind to the corporation’s stockholders.

•        The satisfaction or making of reasonable provision for satisfaction of liabilities and claims.

•        Subject to statutory limitations, the distribution of any remaining assets to the stockholders of the corporation.

•        The taking of all other actions necessary to wind up and liquidate the corporation’s business and affairs.

We currently intend to effect the process of winding up pursuant to the provisions of Section 281(b) of the DGCL (the “Default Procedures”), which requires that the Company (i) shall pay or make reasonable provision to pay all claims and obligations (“Current Claims”), including all contingent, conditional or unmatured contractual claims known to the Company (“Contingent Claims”), (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party (“Pending Action Claims”) and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the Effective Date (“Potential Claims”, together with the Current Claims, Contingent Claims and Pending Action Claims, the “Claims”).

Safe Harbor Procedures

Sections 280 and 281(a) of the DGCL allow a dissolving corporation to engage in a court-supervised winding up process by following the winding up procedures set forth therein (the “Safe Harbor Procedures”). Following the Safe Harbor provisions would ensure that our stockholders and directors are afforded certain protections under the DGCL. Although we currently intend to effect the winding up process pursuant to Default Procedures, the Board of Directors retains the flexibility and discretion to instead follow the Safe Harbor Procedures.

Section 280 of the DGCL permits a dissolving corporation to give notice by mail and publication of its dissolution to all persons known to have a claim against the corporation (“Known Claims”), including persons with Pending Action Claims, and require those persons to submit their claims in accordance with the notice. The notice is to be published and mailed to all known claimants, including persons with Pending Action Claims, in accordance with the DGCL. Any Known Claim against a dissolving corporation will be barred if the known claimant is given the required notice and does not present the claim to the corporation by the cut-off date referred to in the notice. If the dissolving corporation receives a response to the corporation’s notice by the cut-off date referred to in the notice, the dissolving corporation may accept or reject, in whole or in part, the Known Claim. If the dissolving corporation rejects a Known Claim, it must mail a notice of the rejection to claimant by certified or registered mail, return receipt requested, within 90 days after receipt of the claim (or, if earlier, at least 150 days before the expiration of the period described in Section 278 of the DGCL), which notice must, among other things, state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within 120 days of the date of the rejection notice. If the dissolving corporation rejects a Known Claim and the claimant does not commence an action suit or proceeding with respect to the claim within the 120-day post-rejection period, then the claimant’s Known Claim will be barred.

To dispose of any Contingent Claims, the dissolving corporation must give notice to persons with Contingent Claims and publish the notice, in each case, in accordance with the DGCL. After the receipt of a Contingent Claim, the corporation must mail to the claimant an offer for such security that, in the judgment of the corporation, is sufficient to provide compensation to the claimant if the Contingent Claim were to mature. The claimant must notify the corporation of such claimant’s rejection of the offer within 120 days of the receipt of the offer or the claimant will be deemed to have accepted the security offered by the corporation as the sole source from which the claim will be satisfied.

Finally, the dissolving corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (1) reasonably likely to be sufficient to provide compensation for any Pending Action Claim (including any rejected Known Claim as to which the claimant commenced an withing 120 days of the rejection notice), other than a claim barred pursuant to the Safe Harbor Procedures, (2) sufficient to provide compensation for any Contingent Contractual Claim for which security is rejected by the clamant, and (3) reasonably likely to be sufficient to provide compensation for any claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, that are likely to arise or to become known within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine (not to exceed ten years from the date of dissolution).

Principal Provisions of the Plan of Dissolution

This section of the Proxy Statement describes material aspects of the proposed Plan of Dissolution. While we believe that this description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as ANNEX A to this Proxy Statement, for a more complete understanding of the Dissolution.

Approval of the Plan of Dissolution and Authority of Officers and Directors

The Dissolution must be approved by the affirmative vote of a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote thereon. Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon, voting as a single class, meaning abstentions and broker non-votes would have the effect of a vote “Against” the Dissolution Proposal.

The approval of the Dissolution by the requisite vote of our stockholders will constitute adoption of the Plan of Dissolution and will grant full and complete authority to the Board of Directors, without further stockholder action, to do and perform, or to cause our officers or other delegates to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that the Board of Directors or any such delegate(s) deem necessary, appropriate or desirable, in the absolute discretion of the Board of Directors or any such delegate(s), to implement the Plan of Dissolution and to proceed with our Dissolution in accordance with any applicable provision of the DGCL, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

The Board of Directors may appoint officers, hire employees, engage consultants and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, consultants, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Approval of the Dissolution pursuant to the Plan of Dissolution by the requisite vote of our stockholders will constitute approval by the stockholders of any such cash or non-cash compensation.

Dissolution and Liquidation

If the Dissolution Proposal is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as the Board of Directors or its delegate(s), in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of the stockholders:

•        The filing of a Certificate of Dissolution with the Delaware Secretary of State.

•        The cessation of all of our business activities except those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us, collecting our assets, converting such assets into cash or cash equivalents, discharging or making provision for discharging our liabilities, withdrawing from all jurisdictions in which we are qualified to do business, and distributing our remaining property (if any) among our stockholders according to their interests.

•        The collection, sale, exchange or other disposition of all or substantially all of our non-cash property and assets, in one transaction or in several transactions to one or more persons.

•        The payment of or the making provision for the payment of all Claims, in the manner required by DGCL 281(b), which is described above.

•        The distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of our remaining assets (if any) according to the provisions of the Certificate of Incorporation.

•        The taking of any and all other actions permitted or required by Section 278, 279 and 281(b) the DGCL.

Liquidating Trust

If deemed necessary, appropriate or desirable by the Board of Directors or its delegate(s), in furtherance of the liquidation and distribution of any remaining assets to stockholders in accordance with the Plan of Dissolution, we may transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and stockholders not disposed of at the time of our dissolution. The Board of Directors or its delegate(s) are authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more of our directors, officers, employees, agents or representatives, to act as the initial trustee. Any trustee so appointed shall in general be authorized to take charge of the Company’s property, and to sell and convert into cash any and all corporate non-cash assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company. Approval of the Plan of Dissolution by our stockholders shall constitute the approval of any trustee so appointed, any liquidating trust agreement, and any transfer of assets by us to the trust.

Professional Fees and Expenses

It is specifically contemplated that the Board of Directors or its delegate(s) may authorize the payment, out of the contingency reserve, of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the discretion of the Board of Directors or its delegate(s), pay out of the contingency reserve any brokerage, agency and other fees and expenses of persons rendering services, including accountants, tax advisors and valuation experts, to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution.

Indemnification

We will continue to indemnify the persons entitled thereto under, and in accordance with, the Certificate of Incorporation, our amended and restated bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. The Board of Directors or its delegate(s) are authorized at our expense to obtain and maintain insurance for the benefit of such directors, officers, employees, consultants, agents and trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Dissolution.

Contingency Reserve

The Board of Directors or it delegate will establish a contingency reserve to satisfy the claims of the current and potential creditors of the Company, provided that, at or before the completion of the period contemplated by Section 278 of the DGCL, the amount of the contingency reserve may be reduced to the extent the Board of Directors or its delegate(s) determines that the full amount thereof will not be necessary to satisfy actual or potential creditors of the Company.

Amendment, Modification or Revocation of Plan of Dissolution

If for any reason the Board of Directors or its delegate(s) determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan of Dissolution and all actions contemplated thereunder, including the proposed dissolution of the Company, notwithstanding stockholder approval of the Plan of Dissolution or the filing of the Certificate of Dissolution, to the extent permitted by the DGCL.

Liquidation Under Code Sections 331 and 336

It is intended that the Plan of Dissolution constitute a plan of complete liquidation of the Company within the meaning of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan of Dissolution will be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the Treasury Regulations promulgated thereunder.

Estimated Liquidating Distributions

After the payment or the provision for payment, in full, of all Claims, our remaining assets (if any) shall be distributed by us to our stockholders according to the provisions of the Certificate of Incorporation. Such distribution, if any, may occur all at once or in a series of distributions and may be in cash or assets.

If any liquidating distribution to a stockholder cannot be made, because the stockholder cannot be located, then the distribution to which such stockholder is entitled will be transferred, at such time as the final liquidating distribution is made, to the official of such state or other jurisdiction authorized or permitted by applicable law to receive the proceeds of such distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event will the proceeds of any such distribution revert to or become our property.

We cannot predict with certainty the amount of distributions, if any, to our stockholders. While there is some possibility that we may realize greater than expected value in the future from our remaining assets, including our Company-owned intellectual property rights and clinical data, based on the information currently available to us, and if our stockholders approve the Dissolution, we expect as of the date of this Proxy Statement that there will not be any amounts available for distribution to our stockholders in the Dissolution. Our expectation is based on the termination of the License Agreement with The University of Texas at Austin, as described above, the fact that our current cash assets plus the cash we reasonably expect to realize from the disposition of our non-cash remaining assets is significantly less than our current liabilities plus the expected costs of carrying out the Plan of Dissolution.

As of September 30, 2024, the Company had $2.6 million of cash and a working capital deficit of approximately $432,000. Since that date our cash has decreased and our working capital deficit has increased. In addition to settling the liabilities reflected on our balance sheet, we anticipate using cash, and current assets converted to cash through the end of the liquidation process, for a number of items, including without limitation the following:

•        Ongoing operating, overhead and administrative expenses.

•        Expenses incurred in connection with the Dissolution.

•        Professional, legal, tax, accounting, and consulting fees.

Uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, the value (if any) of our remaining assets and the related timing to complete such transactions make it impossible to predict with certainty the actual amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions (if any) to our stockholders include: unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us or our officers or directors; amounts necessary to resolve claims of our creditors; and delays in the liquidation and dissolution due to our inability to settle claims or otherwise. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution. Distributions, if any, to our stockholders may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed.

Our estimate that there will not be any distribution amount is preliminary and many of the factors that are necessary to determine whether we will be able to distribute any amount to our stockholders in liquidation are subject to change and issues outside of our control. While we intend to pursue matters related to our liquidation and winding up as quickly as possible if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders, to the extent there was any amount to distribute.

Conduct of the Company Following Dissolution

If the Dissolution Proposal is approved, we will file a Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable after receipt of the required revenue clearance certificate from the Department of Finance. After the Effective Date, our corporate existence will continue but we may not carry on any business except that appropriate to wind-up and liquidate our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property (if any) among the stockholders.

Sale of Remaining Assets

The Plan of Dissolution gives the Board of Directors or its delegate(s) the authority to dispose of all of our remaining property and assets without further stockholder approval. Stockholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms and at such prices as the Board of Directors or its delegate(s), without further stockholder approval, may determine to be in our best interests and the best interests of our creditors and stockholders. We may contract with one or more third parties to assist us in selling any remaining non-cash assets on such terms as are approved by the Board of Directors or its delegate(s) in our best interests and the best interests of our stockholders. We may conduct sales by any means, including by competitive bidding or private negotiations, to one or more purchasers in one or more transactions over a period of time.

Contingency Reserve

Following the Effective Date, we will pay all expenses and other known liabilities (to the extent of available cash or other assets therefor) and establish a contingency reserve (to the extent of available cash or other assets therefor), consisting of cash or other assets, that the Board of Directors or its delegate(s) believes will be adequate for the satisfaction of all current and potential claims and liabilities, if possible. We also may seek to acquire insurance coverage and take other steps the Board of Directors or its delegate(s) determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of such liabilities. At this time, we are not able to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps that may be undertaken to make provision for the satisfaction of liabilities and claims (to the extent of available cash or other assets therefor), but any such amount will be deducted before the determination of amounts available (if any) for distribution to our stockholders, for which we expect none.

The actual amount of the contingency reserve may vary from time to time and will be based upon estimates and opinions of the Board of Directors or its delegate(s), derived from consultations with management and outside experts, if the Board of Directors or its delegate(s) determine that it is advisable to retain such experts, and a review of our estimated contingent liabilities and estimated ongoing expenses, including, without limitation: anticipated salary, retention, compensation and benefits payments; estimated legal and accounting fees; payroll and other taxes; expenses accrued in connection with the preparation of our financial statements; and costs related to public company reporting matters. We anticipate that expenses for professional fees and other expenses of liquidation may be significant. Our established contingency reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against our stockholders for the total amount distributed by us (if any) to such stockholders pursuant to the Plan of Dissolution. From time to time, we may distribute according to the Certificate of Incorporation to stockholders any portions of the contingency reserve that the Board of Directors or its delegate(s) deems no longer necessary to satisfy actual or potential creditors of the Company.

Potential Liability of Stockholders and Directors

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed, if and only if there are distributions, to such stockholder under the Plan of Dissolution. However, as noted above, we expect as of the date of this proxy statement that there will not be any amounts available for distribution to our stockholders in the Dissolution..

If we were held by a court to have failed to make adequate provision for expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions to stockholders in accordance with the Plan of Dissolution. Any such action could delay and substantially diminish liquidating distributions (if any) to stockholders.

If a dissolving corporation fully complies with either the Safe Harbor Procedures or the Alternative Procedures, then the dissolving corporation’s directors will not be personally liable to the dissolving corporation’s claimants.

Reporting Requirements

As of the date of this Proxy Statement, we comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders. If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, the Company plans to initiate steps to exit from the reporting requirements under the Exchange Act. The Company may also initiate steps to exit from the reporting requirements under the Exchange Act if the Dissolution is not approved by stockholders.

Closing of Transfer Books

On or following the Effective Date, we will close our stock transfer books and discontinue recording transfers of our common stock. Thereafter, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates. See “Cessation of Trading of Common Stock” below.

After all liabilities of the Company have been paid or provided for to the full extent possible, and the remaining assets of the Company, if any, have been distributed to the Company’s stockholders pursuant to the terms of the Certificate of Incorporation, the stockholders shall surrender for cancellation any and all certificates representing the stock of the Company and shall have no further rights against the Company, whether arising out of each stockholder’s status as a stockholder or as a creditor of the Company.

Cessation of Trading of Common Stock

We anticipate that we will notify the Financial Industry Regulatory Authority of our impending dissolution and request that our common stock stop trading on the Effective Date or as soon thereafter as is reasonably practicable. As noted above, we also currently expect to close our stock transfer books on or around the Effective Date and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Date.

Appraisal Rights

Under the DGCL, stockholders are not entitled to assert appraisal rights with respect to the Dissolution.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL. Additionally, the Dissolution requires that we obtain a revenue clearance certificate from the Delaware Department of Finance certifying that we have paid or provided for every license fee, tax increase or penalty of the Company. In order to obtain the revenue clearance certificate, we must file an application with the Delaware Department of Finance. If our stockholders approve the Dissolution Proposal, we intend to file such application as soon as reasonably practicable after the Special Meeting. We intend to file our Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable after we receive a revenue clearance certificate.

Accounting Treatment

Upon the Dissolution, we plan to change our basis of accounting from the going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis. Under the liquidation basis of accounting, assets are stated at the lower of their carrying value or their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock.

The valuation of assets and liabilities will require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. The estimated net realizable value of our assets and the estimated settlement amounts for liabilities are expected to differ from estimates recorded in interim financial statements.

Certain Material U.S. Federal Income Tax Consequences of the Dissolution

The following discussion is a summary of certain material U.S. federal income tax consequences of the Dissolution to U.S. Holders and Non-U.S. Holders (each as defined below and, collectively, “Holders”) assuming the Dissolution is completed as contemplated in the Plan of Dissolution but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code), U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the annual tax accounting rules under Section 451(b) of the Code, or the alternative minimum tax. In addition, this discussion does not address tax consequences relevant to Holders subject to annual rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        U.S. Holders whose functional currency is not the U.S. dollar;

•        persons that hold our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        real estate investment trusts or regulated investment companies;

•        brokers, dealers, or traders in securities, commodities, or currencies;

•        “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        tax-exempt organizations (including private foundations) or international or governmental organizations;

•        persons deemed to sell our common stock under the constructive sale provisions of the Code;

•        persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•        tax-qualified retirement plans;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•        persons that own, or are deemed to own, more than 5% of our stock.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS, THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION, OR ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that is not an entity treated as a partnership for U.S. federal income tax purposes and that, for U.S. federal income tax purposes, is:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person under applicable Treasury Regulations.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Dissolution

We intend for distributions made pursuant to the Plan of Dissolution, if any, to be treated as a series of distributions in complete liquidation of the Company governed under Section 331 of the Code, and this discussion assumes that such treatment will be respected.

U.S. Federal Income Tax Consequences of the Dissolution to the Company

We generally will recognize gain or loss equal to the difference, if any, between the fair market value of any non-cash asset we distribute pursuant to the Plan of Dissolution, and our adjusted tax basis in such asset. If a stockholder assumes a liability in connection with the Dissolution, the discharge of such liability in the Dissolution may increase our recognized gain.

In addition, until all of our assets have been distributed pursuant to the Plan of Dissolution and the Dissolution is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We generally will also recognize gain or loss, if any, upon the sale of any of our assets in connection with the Dissolution equal to the difference, if any, between (x) the fair market value of the consideration received for such assets and (y) our adjusted tax basis in such assets. Any of the foregoing tax liabilities will reduce or eliminate the cash available for distribution pursuant to the Plan of Dissolution.

Although the Inflation Reduction Act enacted a 1% excise tax, or the Excise Tax, that generally applies to certain repurchases of stock of publicly traded U.S. corporations like us, recently issued interim guidance excepts certain distributions in complete liquidation of a publicly traded U.S. corporation, as well as distributions made by such corporation during the taxable year in which such corporation completely liquidates and dissolves, from the Excise Tax. Taxpayers are permitted to rely on the interim guidance until proposed Treasury Regulations are issued.

Holders should consult their tax advisors regarding the tax consequences of the Dissolution to the Company and any resulting impact to Holders in their particular circumstances.

U.S. Federal Income Tax Consequences of the Dissolution to Holders

Each Holder generally will be treated as receiving its portion of distributions, if any, made pursuant to the Plan of Dissolution in exchange for its shares of our common stock. If a Holder holds different blocks of shares of our common stock (generally, shares of our common stock purchased or acquired on different dates or at different prices), the Holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the Holder.

U.S. Holders.    Distributions made pursuant to the Plan of Dissolution to a U.S. Holder, if any, will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of our common stock. The amount of any such distributions will reduce the U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain, while any adjusted tax basis remaining in such shares following the final distribution made pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be computed on a “per share” basis.

The IRS or a court could challenge our valuation of any non-cash asset distributed to a U.S. Holder pursuant to the Plan of Dissolution, which could change the amount of gain or loss recognized by the U.S. Holder. A U.S. Holder’s adjusted tax basis in any non-cash asset distributed to the U.S. Holder pursuant to the Plan of Dissolution immediately after such distribution will be the fair market value of such asset at the time of distribution. Distributions of non-cash assets pursuant to the Plan of Dissolution could result in a U.S. Holder having a tax liability in excess of the amount of cash distributed to the U.S. Holder pursuant to the Plan of Dissolution, which would require the U.S. Holder to satisfy such tax liability from other sources or by selling all or a portion of such non-cash assets.

U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances.

Non-U.S. Holders.    Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of our common stock. The amount of any such distributions will reduce the Non-U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any such gain unless:

•        the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•        the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the applicable distribution and certain other requirements are met; or

•        we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the five-year period ending on the date of the applicable distribution or the Non-U.S. Holder’s holding period in the Non-U.S. Holder’s shares of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to United States persons. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the Non-U.S. Holder’s effectively connected earnings and profits.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to gain described in the third bullet point above, the determination of whether we are a USRPHC depends on the fair market value of our “United States real property interests” for U.S. federal income tax purposes relative to the fair market value of our worldwide real property interests and our assets used or held for use in a trade or business. Although we believe we are not currently, and do not anticipate becoming, a USRPHC, there can be no assurance in this regard.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances, including the applicability of withholding and income tax treaties and our status as a USRPHC.

Alternative U.S. Federal Income Tax Treatment of the Dissolution

Notwithstanding our position that distributions made pursuant to the Plan of Dissolution are intended to be treated as a series of distributions in complete liquidation of the Company governed under Section 331 of the Code, it is possible that the IRS or a court could determine that any of such distributions is a current distribution. In addition, if the Dissolution is abandoned or revoked, such distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Amounts not treated as dividends would constitute a return of capital and first be applied against and reduce a Holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess would be treated as capital gain. Holders should consult their tax advisors regarding the proper tax treatment of the Dissolution and the resulting tax consequences in their particular circumstances, including the applicability of preferential tax rates, deductions, withholding, and income tax treaties.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as annually defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock. Proposed Treasury Regulations, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of our common stock. Taxpayers (including applicable withholding agents) may generally rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Holders should consult their tax advisors regarding the application of FATCA in their particular circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Dissolution. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•        the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily the individual’s social security number;

•        the holder furnishes an incorrect taxpayer identification number;

•        the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•        the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

For Non-U.S. Holders, a distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person and such holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or applicable successor forms), or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and any other information reporting requirements in connection with the Dissolution (e.g., certain Holders may be required to include certain information with their U.S. federal income tax returns).

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE DISSOLUTION IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS, THE APPLICABILITY OF ANY TAX TREATIES, AND THE IMPACT OF ANY CHANGE IN LAW.

U.S. Federal Income Tax Consequences of a Liquidating Trust

We may transfer our remaining assets and obligations to a liquidating trust if our Board of Directors or its delegate(s) determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust and adverse tax consequences may apply to the trust or to Holders. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to Holders, we intend that such transfer and distribution would be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to such Holders. Each Holder would be treated as receiving a liquidating distribution from us, which would be treated generally as described above.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a Holder would be treated for U.S. federal income tax purposes as receiving or paying, as applicable, directly a pro rata portion of all income, gain, loss, deduction, and credit of the liquidating trust. A Holder would be taxed each year on its share of income from the liquidating trust, net of such Holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not such Holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to Holders, the Holders generally would recognize no additional gain or loss.

Assuming the liquidating trust is treated as a grantor trust for U.S. federal income tax purposes, a Holder’s adjusted tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust that are attributable to that unit) would be equal to the fair market value of a unit (and those net assets) on the date that it is treated as distributed to the Holder, which value would be determined by us and reported to the Holder. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a Holder of such Holder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust would provide to each Holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the Holder’s allocable share of all the various categories of income and expense of the liquidating trust for the year. Each Holder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to Holders would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a Holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis.

Holders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

Vote Required

Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to thereon, voting as a single class, meaning abstentions and broker non-votes would have the effect of a vote “Against” the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE DISSOLUTION PROPOSAL.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Special Meeting.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of proxy materials, please notify your broker, or notify the Company by telephone at: 508-543-1720 or by mail at 124 Washington St., Foxborough, MA, 02035. Street name stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC.

•        Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 28, 2024;

•        Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the Commission on May 14, 2024, August 14, 2024 and November 20, 2024, respectively;

•        Current Reports on Form 8-K filed with the Commission on March 22, 2024, May 12, 2024, May 17, 2024, June 7, 2024, July 1, 2024, November 14, 2024 and December 10, 2024; and

•        Description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under Section 12(b) of the Exchange Act on October 22, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to our Annual Report on Form 10-K referenced in the first bullet point above.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this Proxy Statement and the Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

Notwithstanding the foregoing, we will not incorporate by reference in this Proxy Statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this Proxy Statement unless, and except to the extent, specified in such Current Report.

Any person, including any beneficial owner of shares of TFF’s common stock, to whom this Proxy Statement is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to TFF’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxborough, MA 02035
(508) 543-1720

ANNEX A

Plan Of Dissolution

TFF Pharmaceuticals, Inc.

This Plan of Dissolution (the “Dissolution Plan”) is being adopted in connection with the proposed dissolution and winding up of TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which are proposed to be effected pursuant to Sections 275 and 281(b) of the General Corporation Law of the State of Delaware (the “DGCL”), and the complete liquidation of the Company proposed to be effected pursuant to the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

1.           Approval and Adoption of the Dissolution. The following actions shall be taken in connection with the authorization of the dissolution of the Company including for purposes of Section 275 of the DGCL (the “Dissolution”):

a.           Resolutions of the Company’s Board of Directors: Before the Dissolution is submitted to the Company’s stockholders for approval, the Company’s Board of Directors (the “Board”) shall adopt a resolution or resolutions with respect to the following:

i.            the Board shall deem and declare it advisable for the Company to be dissolved and liquidated completely;

ii.           the Board shall authorize, approve and adopt the Dissolution and the complete liquidation of the Company; and

iii.          the Board shall approve this Dissolution Plan, and the acts and transactions contemplated hereby, as the appropriate means for carrying out the Dissolution and the complete liquidation of the Company.

b.           Approval by the Company’s Stockholders: After the Board’s approval of the Dissolution, the Dissolution and this Dissolution Plan, and the acts and transactions contemplated hereby, shall be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon pursuant to Section 275(b) of the DGCL ( the “Stockholder Approval”).

2.           Actions Following Stockholder Approval. Following receipt of the Stockholder Approval:

a.           the Board may abandon the Dissolution notwithstanding the Stockholder approval;

b.           an officer of the Company shall, unless the Board has abandoned the Dissolution,

i.            provide notification to the Financial Industry Regulatory Authority (“FINRA”) of the Effective Date (as defined below) at least 10 calendar days prior thereto pursuant to the FINRA Uniform Practice Code; and

ii.           execute and cause to be filed with the Secretary of State of the State of Delaware a certificate of dissolution of the Company (the “Certificate of Dissolution”) pursuant to Section 275 of the DGCL (the time at which the Certificate of Dissolution shall become effective in accordance with the DGCL, the “Effective Date”); and

c.           the Company may, following the Effective Date, revoke the Dissolution in accordance with Section 311 of the DGCL.

3.           Plan of Distribution. Following the Effective Date, and in accordance with Section 281(b) of the DGCL, the Company shall approve, adopt, and perform a plan of distribution of the Company (the “Distribution Plan”).

4.           Claims and Calculations. Pursuant to the Distribution Plan, the Company (i) shall pay or make reasonable provision to pay all claims and obligations (“Current Claims”), including all contingent, conditional or unmatured contractual claims known to the Company (“Contingent Claims”), (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of

Annex A-1

a pending action, suit or proceeding to which the Company is a party (“Pending Action Claims”) and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the Effective Date, including a reservation for, without limitation, (1) tax obligations, (2) all expenses of the sale of the Company’s property and assets, if any, (3) the salary, fees and expenses of members of the Board, management, employees, independent contractors and advisors, as applicable, (4) expenses for the collection and defense of the Company’s property and assets, and (5) all other expenses related to the Dissolution and liquidation of the Company and the winding-up of its affairs, including any professional fees and expenses (“Potential Claims”, together with the Current Claims, Contingent Claims and Pending Action Claims, the “Claims”), to the extent (with respect to each of clauses (i) through (iii)) sufficient cash or other property of the Company is available to satisfy such Claims.

5.           Dissolution and Liquidation Period. Once the Distribution Plan is adopted, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable:

a.           the Board may determine that, subject to the Distribution Plan and Section 281(b) of the DGCL, , in accordance with the rights of the outstanding classes of the Company’s capital stock with respect to any distribution of the Company’s assets following the Dissolution, the Company’s assets remaining after payment of and provision for all Claims, liabilities and obligations of the Company, may be distributed to the Final Equity Holders (as defined below);

b.           from and after the Effective Date, and subject to the Distribution Plan and applicable law, the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, in accordance with Sections 278 through 281 of the DGCL;

c.           the negotiation and consummation of sales and conversion of assets of the Company into cash and/or other property which can be paid, reserved, distributed and otherwise used pursuant to the Distribution Plan, including without limitation where appropriate the assumption by the purchaser or purchasers of any or all liabilities of the Company, or if any asset shall be deemed to have insignificant commercial value, to take such actions as may be necessary to properly abandon such asset under applicable law;

d.           causing the dissolution and liquidation of any subsidiary entities wholly owned by the Company remaining after the actions taken pursuant to foregoing subparagraph (b), including the cessation of all of the business activities of any such entities and the withdrawal of any such entities from any jurisdiction in which it is qualified to do business, together with such filings as are required under applicable law; and

e.           the taking of all actions required or permitted under Delaware law, including without limitation revocation of the Dissolution.

6.           Authority of Officers and Directors.

a.           After the Effective Date, to the fullest extent permitted by applicable law, the Board may appoint additional or replacement directors or officers, hire employees and retain independent contractors and advisors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees, or any of them, out of the Company’s assets, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the successful implementation of the Distribution Plan. The approval and adoption of this Dissolution Plan by the stockholders of the Company shall constitute the approval by the Company’s stockholders of the Board’s authorization of the payment of any such compensation.

b.           The approval and adoption of the Dissolution and this Dissolution Plan by the stockholders of the Company shall constitute the approval by the Company’s stockholder’s for the Board and the officers of the Company, without further stockholder action, in accordance with Section 278 of the DGCL, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (1) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (2) to negotiate and consummate sales and conversion of all assets of the Company into cash and for other property which can be paid, reserved, distributed and otherwise used pursuant to the Distribution Plan; (3) to satisfy or provide for the satisfaction of the Claims (to the extent cash or other

Annex A-2

property of the Company is available therefor) in accordance with the applicable provisions of the DGCL; and (4) for the Board to authorize, following the payment of, or provision to pay, the Claims, the distribution of any properties and assets of the Company and all remaining funds, to holders of the Common Stock of the Company as of the Effective Date (“Final Equity Holders”), according to the relevant provisions of the Second Amended and Restated Certificate of Incorporation of the Company (as amended, the “Charter”).

7.           Conversion of Assets into Cash and/or Other Distributable Form. After the Effective Date, subject to approval by the Board, the officers, employees and agents of the Company shall as promptly as feasible, proceed to (1) collect all sums due or owing to the Company, (2) sell and convert into cash and/or other property, which can be paid, reserved, distributed or otherwise used pursuant to the Distribution Plan, all assets, and (3) out of the assets, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all Claims (to the extent cash or other property of the Company is available therefor), including all expenses of the sales of assets and of the Dissolution and winding up of the Company.

8.           Professional Fees and Expenses.

a.           It is specifically contemplated that the Board may authorize the payment, out of the Company’s assets, of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company.

b.           In addition, in connection with and for the purpose of implementing and assuring completion of the Distribution Plan, the Company may, in the sole and absolute discretion of the Board, pay out of the Company’s assets any brokerage, agency and other fees and expenses of persons rendering services, including accountants, tax advisors and valuation experts, to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Distribution Plan.

9.           Indemnification. Following the Effective Date, and until completion of the period contemplated by Section 278 of the DGCL, the Company shall continue to indemnify and advance expenses to the persons entitled thereto under, and in accordance with the provisions of, the Charter and the Company’s bylaws (as amended to date) and any contractual arrangements between the Company and such persons. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including without limitation directors’ and officers’ liability coverage for acts and omissions in connection with the Dissolution and the implementation of the Distribution Plan.

10.         Liquidating Distributions.

a.           Following the Board’s approval and adoption of the Distribution Plan after the Effective Date, liquidating distributions, if any, may be paid from time to time to the Final Equity Holders, according to the relevant provisions of the Charter. Liquidating distributions shall be made out of the Company’s assets remaining after payment of or provision for all Claims, and may be paid in cash or in kind, including, without limitation, in stock of, or ownership interests in, subsidiaries of the Company and property and assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its absolute discretion, and in accordance with Sections 278 and 281 of the DGCL, may determine.

b.           As provided in Section 15 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

11.         Liquidating Trusts. The Board may, but is not required to, establish a Liquidating Trust as described in this paragraph (the “Liquidating Trust”) and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. Subject to the terms of the Distribution Plan, the trustees shall in general be authorized to take charge of the Company’s property, and to sell and convert into cash any and all corporate non-cash assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

Annex A-3

12.         Unallocated Final Equity Holders. Any cash or other property available for distribution to the Final Equity Holders who have not, after all Claims have been satisfied in full, been located shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. Such cash or other property shall thereafter be held by such person(s) solely for the benefit of and ultimate distribution, but without interest thereon, to such Final Equity Holder(s) entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company with respect thereto shall be satisfied and exhausted. In no event shall any of such assets revert to or become the property of the Company.

13.         Amendment, Modification or Abandonment of this Dissolution Plan. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon this Dissolution Plan and all actions contemplated thereunder, notwithstanding Stockholder Approval thereof. After the Board’s approval and adoption of the Distribution Plan following the Effective Date, the Board may amend, modify or abandon the Distribution Plan to the extent permitted by the DGCL.

14.         Cancellation of Stock and Stock Certificates.

a.           After the completion of the payment of or provision for Claims and any distributions are made to the Final Equity Holders, in accordance with the Distribution Plan, all of the outstanding shares of capital stock of the Company shall be deemed cancelled and shall cease to exist and the stockholders shall surrender for cancellation any and all certificates representing the stock of the Company and shall have no further rights against the Company, whether arising out of each stockholder’s status as a stockholder or as a creditor of the Company. As a condition to any distribution(s) to stockholders, the Company may require the stockholders to surrender any and all certificates representing capital stock of the Company.

b.           Following the filing of a Certificate of Dissolution of the Company, the Company’s share transfer books shall be closed and the Company’s capital stock and stock certificates evidencing the Company’s capital stock will be treated as no longer being outstanding.

15.         Liquidation under Code Sections 331 and 336. It is intended that the Distribution Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Distribution Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel to the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder.

16.         Delegation. To the fullest extent permitted by applicable law, following the Effective Date, the Board may delegate, to one or more persons or entities, any of the rights, powers and duties of the Board in connection with the dissolution and winding up of the Company contemplated or imposed by applicable law or by this Dissolution Plan.

17.         Severability. To the extent that any provision of this Dissolution Plan (including without limitation any provision of this paragraph) is found to be invalid or unenforceable: (i) such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Dissolution Plan, (ii) such provision found to be invalid shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent manifested by such provision and (iii) to the fullest extent possible, the provisions of this Dissolution Plan shall be construed so as to give effect to the intent manifested thereby.

Annex A-4

TFF PHARMACEUTICALS, INC.

Special Meeting of Stockholders
January 28, 2025 at 11:00 a.m. ET

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Craig Jalbert, with full power of substitution and resubstitution, as proxy to represent and vote all shares of Common Stock of TFF Pharmaceuticals, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company to be held on January 28, 2025, at 11:00 a.m. ET.

THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

1. To approve and adopt the liquidation and dissolution of the Company in accordance with Section 275 of the Delaware General Corporation Law and pursuant to the Plan of Dissolution which, if approved, will authorize the Board of Directors of the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR the approval of the liquidation and dissolution of the Company in accordance with Section 275 of the Delaware General Corporation Law and pursuant to the Plan of Dissolution which, if approved, will authorize the Board of Directors of the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution.

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature __________________________________________
Signature (Co-owner) ________________________________
Dated: ____________________, 2025
☐	Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

Please return your completed proxy whether or not you plan to attend the Special Meeting. You may nevertheless vote in person if you do attend the Special Meeting.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT
Voting Instructions are on Reverse.

Voting Instructions

You may vote your proxy in the following ways:

☐	Via Internet:
Login to https://annualgeneralmeetings.com/tffpsp2025 Enter your control number (12-digit number located below)
☐	Via Mail:

☐	Via Fax:
(702) 433-1979

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., ET, on January 27, 2025.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.